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                                                                    EXHIBIT 10.4



                            DOW CORNING CORPORATION

                      RESTATED SUPPLEMENTAL BENEFIT PLAN



                                 Prepared by:

                                Kelly M. Hayes
                             Keywell and Rosenfeld
                      2301 W. Big Beaver Road, Suite 600
                             Troy, Michigan 48084
                                (810) 649-3200
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                               TABLE OF CONTENTS
                               -----------------

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                                                                PAGE
                                                                ----
ARTICLE I
BACKGROUND AND PURPOSE..........................................   1
----------------------
     1.1  Background............................................   1
     1.2  Purpose...............................................   1

ARTICLE II
DEFINITIONS.....................................................   2
-----------

ARTICLE III
ELIGIBILITY AND PARTICIPATION...................................   4
-----------------------------

ARTICLE IV
BENEFITS OFFERED UNDER THIS PLAN................................   5
--------------------------------

ARTICLE V
FUNDING.........................................................   6
-------
     5.1  Funding from General Assets...........................   6
     5.2  Trust or Escrow Arrangement...........................   6

ARTICLE VI
DISTRIBUTION PROCEDURES.........................................   7
--------------

ARTICLE VII
VESTING.........................................................   8
-------
     7.1  General Vesting.......................................   8
     7.2  Discretionary Vesting.................................   8

ARTICLE VIII
ADMINISTRATION..................................................   9
--------------
     8.1  Plan Administration...................................   9
     8.2  Discretionary Authority of Plan Administrator.........   9
     8.3  Employment of Advisors................................  10
     8.4  Delegation to Officers or Employees...................  10

ARTICLE IX
CLAIMS AND APPEALS..............................................  11
------------------

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
ARTICLE X
AMENDMENT.......................................................  13
---------

ARTICLE XI
MISCELLANEOUS PROVISIONS........................................  14
------------
     11.1 Indemnification for Liability.........................  14
     11.2 Not an Employment Contract............................  15
     11.4 Construction of Plan..................................  15
     11.5 Severability..........................................  15
     11.6 Fiscal Records and Reports............................  15
     11.7 Headings..............................................  16
     11.8 No Vested Interest....................................  16
     11.9 Limit on Liability....................................  16
    11.10 Anti-Alienation.......................................  16

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                            DOW CORNING CORPORATION

                      RESTATED SUPPLEMENTAL BENEFIT PLAN
                      ----------------------------------


                                   ARTICLE I

                            BACKGROUND AND PURPOSE
                            ----------------------

          1.1 Background. On April 1, 1983, Dow Corning Corporation established this Supplemental Benefit Plan. As a result of changes in the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, Dow Corning Corporation now finds it necessary to amend and restate this Plan. Dow Corning Corporation hereby adopts this First Amendment and Restatement to the Supplemental Benefit Plan effective as indicated herein.

          1.2 Purpose. The purpose of this Plan is to provide additional retirement income to certain Eligible Employees whose benefit under the Dow Corning Corporation Employees' Retirement Plan is limited as a result of Section 401(a)(17) or Section 415 of the Internal Revenue Code of 1986. In addition, each Plan is designed to provide additional retirement income to those Employees who receive compensation which is not included in the definition of compensation for calculation of a retirement benefit under the Dow Corning Corporation Employees' Retirement Plan.
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                                  ARTICLE II

                                  DEFINITIONS
                                  -----------

          The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context. Pronouns shall be interpreted so that the masculine pronoun shall include in the feminine and the singular shall include the plural:

          2.1  "Board" means the Board of Directors of Dow Corning Corporation.

          2.2  "Code" means the Internal Revenue Code of 1986, as amended.

          2.3 "Corporation" means Dow Corning Corporation and any other business organization which succeeds to its business and elects to continue this Plan, or any other related entity which adopts this Plan with the consent of the Board.

          2.4  "Effective Date" means April 1, 1983.

          2.5  "Restatement Effective Date" means January 1, 1989.

          2.6 "Eligible Employee" means any Employee who meets the requirements of Section 3.1.

          2.7 "Employee" means any person who meets the definition of "Employee" contained in the ERP.

          2.8 "ERISA" means the Employee Retirement Income Security Act of 1974 and all amendments thereto.

          2.9 "ERP" means the Dow Corning Corporation Employees' Retirement Plan, together with any and all amendments and supplements thereto.

          2.10 "Participant" means any Eligible Employee who has met the

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conditions for participation set forth in Article III.

          2.11 "Plan" means the Dow Corning Corporation Restated Supplemental Benefit Plan as set forth herein, together with any and all amendments and supplements hereto.

          2.12 "Plan Administrator" means the Corporation or any individual or entity designated by the Corporation.

          2.13 "Plan Year" means each twelve (12) month period commencing on January 1st and ending on the following December 31st.

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                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

          Eligibility and Participation. The following Employees shall participate in this Plan:

               a. For the period from April 1, 1983 to December 31, 1988, all Employees whose benefit under the ERP is limited by the provisions of Section 415 of the Code or whose retirement benefit is less than the retirement benefit they should receive because certain compensation they received is not included in the definition of compensation for the calculation of a retirement benefit contained in the ERP;

               b. For the period after December 31, 1988, all Employees whose benefit under the ERP is limited by the provisions of Section 401(a)(17) or
Section 415 of the Code, as well as those Employees whose retirement benefit is less than the retirement benefit they should receive because certain compensation they received is not included in the definition of compensation for the calculation of a retirement benefit contained in the ERP;

               c. Those Employees designated by the Corporation to receive additional benefits as part of an early retirement agreement, or some other type of retirement agreement.

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                                  ARTICLE IV

                       BENEFITS OFFERED UNDER THIS PLAN
                       --------------------------------

          The benefits offered under this Plan are those listed on Schedule A attached hereto and incorporated herein by reference. The Corporation reserves the right to amend Schedule A at any time.

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                                   ARTICLE V

                                    FUNDING
                                    -------

          5.1 Funding from General Assets. All contributions to this Plan shall be from the general assets of the Corporation. Funds invested hereunder shall continue for all purposes to be part of the general funds of the Corporation, and no person other than the Corporation shall, by virtue of the provisions of this Plan, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Corporation under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

          5.2 Trust or Escrow Arrangement. The Corporation, in its sole discretion, may establish a Grantor Trust or other form of escrow for purposes of setting aside amounts for Participants under this Plan. Establishment of a Grantor Trust shall not result in any amounts being made available to the Participant or otherwise set aside for the Participant in a funded plan within the meaning of Part 3 of ERISA. Such amounts shall continue to represent the general assets of the Corporation and shall be subject to the claims of the Corporation's general creditors.

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                                  ARTICLE VI

                            DISTRIBUTION PROCEDURES
                            -----------------------

          The distribution of benefits under this Plan shall be pursuant to the provisions set forth on Schedule B attached hereto and incorporated herein by reference. The Corporation reserves the right to amend Schedule B at any time.

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                                  ARTICLE VII

                                    VESTING
                                    -------

          7.1 General Vesting. The vesting provisions for each Participant under this Plan shall be identical to those vesting provisions applicable to said Participant under the ERP.

          7.2 Discretionary Vesting. The Corporation, by its Board, or any person or persons to whom the Board may delegate authority, may change the vesting requirements for this Plan as they pertain to individual Participants, on a case by case basis.

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                                 ARTICLE VIII

                                ADMINISTRATION
                                --------------

          8.1 Plan Administration. The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan and to construe and interpret its terms. The Plan Administrator shall decide all questions of eligibility to participate under the Plan and shall determine the amount, manner and time of payment of any benefit under the Plan and, in the exercise of its discretion hereunder, the decisions of the Plan Administrator shall be final and binding on all parties. The Plan Administrator may delegate responsibilities for the operation and administration of the Plan. The Plan Administrator shall have the authority to determine the Plan's policies.

          8.2 Discretionary Authority of Plan Administrator. The Plan Administrator shall have any and all power and authority (including discretion with respect to the exercise of that power and authority) which shall be necessary, properly advisable, desirable or convenient to enable it to carry out its duties under the Plan. By way of illustration and not limitation, the Plan Administrator is empowered and authorized to make rules and regulations in respect of the Plan not inconsistent with the Plan, the Code or ERISA; to determine, consistently therewith, all questions that may arise as to the eligibility, benefits, status and right of any person claiming benefits under the Plan, including (without limitation) Participants, former Participants, surviving spouses of Participants and beneficiaries; and subject to and consistent with ERISA, to construe and interpret the Plan and correct any defect, supply any omissions or reconcile any inconsistencies in the Plan, such action to be final and conclusive on all persons claiming benefits under the Plan.

          8.3  Employment of Advisors. The Corporation shall have the authority

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to employ such legal, accounting, and financial counsel and advisers, as it shall deem necessary in connection with the performance of its duties under the Plan, and to act in accordance with the advice of such counsel and advisers. Except as otherwise provided in the Plan, the fees and expenses of such counsel and advisers shall be paid by the Corporation.

          8.4 Delegation to Officers or Employees. The Corporation shall have the power to delegate its duties under this Plan to officers or employees of the Corporation and to other persons, all of whom, if employees of the Corporation, shall serve without compensation other than their regular renumeration from the Corporation.

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                                  ARTICLE IX

                              CLAIMS AND APPEALS
                              ------------------

          If any Participant shall dispute the correctness or applicability to such Participant of a calculation of the Participants benefits under this Plan or the applicability of any rule, procedure or regulation as applied to such Participant, or if any Employee shall dispute or question a determination concerning such Employee's right to participate under the Plan, such person shall be entitled to make a written claim for review and determination of such questions to the Plan Administrator. If a claim is wholly or partially denied, the Plan Administrator shall, within a reasonable period of time, but not later than ninety (90) days after receipt of the claim, provide to the claimant written notice setting forth in a manner calculated to be understood by the claimant:
               (a)  The specific reason or reasons for denial;

               (b) Specific reference to the pertinent Plan provisions on which the denial is based;

               (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (d)  An explanation of the Plan's claim review procedure.

          A Participant whose claim for benefits under the Plan has been denied, or his duly authorized representative, may request a review upon written application to the Plan Administrator, may review pertinent documents, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Plan Administrator within sixty (60) days after receipt by the claimant of written notification of the denial of a claim. A decision by the Plan Administrator shall be made promptly, and not later than sixty (60) days after the Plan Administrator's receipt of a request for review, unless special circumstances require an extension of time for proceeding, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision, specific reference to the pertinent Plan provision on which the decision is based, and be written in a manner calculated to be understood by the claimant.

                                   ARTICLE X

                                   AMENDMENT
                                   ---------

          The Corporation reserves the right to amend, modify or terminate this Plan. This Plan may also be amended by an individual or individuals designated by the Board as having authority to amend this Plan. This Plan may be terminated at any time by the Corporation. The Corporation makes no promise to continue the Plan in the future.

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                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS
                           ------------------------

          11.1 Indemnification for Liability. The Corporation shall, to the full extent permitted by applicable state and federal law, indemnify any board member, officer or employee of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be solely in the interest of the Participants and beneficiaries of the Plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided further that:

               (a) A person who discharges his duties with respect to the Plan in a manner which he believes to be solely in the interest of its Participants and beneficiaries shall be deemed to have acted in a manner which he reasonably believes to be in (or not opposed to) the best interest of the Corporation;

               (b) This indemnification shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors and administrators of such person;

               (c) The Corporation may retain such accountants, counsel or other specialists as it deems necessary or desirable in connection with the administration of the Plan and any beneficiary of this indemnity shall be entitled to rely conclusively upon, and shall be fully protected and indemnified in any action taken in good faith reliance upon any

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opinions or reports furnished to it in writing by such accountants, counsel or other specialists.

          11.2 Not an Employment Contract. The establishment of the Plan, the creation of any account, or the payment of any benefit does not create in any Employee, Participant or other party a right to continuing employment with the Corporation.

          11.3 No Liability for Elections. The Corporation shall not be liable for any Participant's election under the Plan, nor shall the Corporation be deemed to have made any representations as to the value with respect to any Participant of any benefits offered under the Plan.

          11.4 Construction of Plan. This Plan shall be construed, administered and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Michigan.

          11.5 Severability. Should any part of the Plan subsequently be invalidated by a court of competent jurisdiction, the remainder thereof shall be given effect to the maximum extent possible.

          11.6 Fiscal Records and Reports. The fiscal records of the Plan are to be maintained on the basis of the Plan Year. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with the terms of the Plan relating to Participant records which are maintained under this Plan.

          11.7 Headings. The headings contained in the Plan are for reference only, and they do not in any manner limit or expand the terms and provisions of the Plan.

          11.8 No Vested Interest. Except for the right to receive any benefit payable under the Plan, no person shall have any right, title or interest in or to the assets of the Corporation because of the Plan.

          11.9 Limit on Liability. Nothing contained in the Plan shall impose on the Corporation, or any board members, officers or employees of the Corporation any liability for the payment of benefits under this Plan other than liabilities resulting from willful neglect or fraud. The liability of the Corporation for benefits shall be limited to the benefits provided under the Plan. Persons entitled to benefits under the Plan shall look only to the Corporation for payment.

          11.10 Anti-Alienation. To the extent permitted by law, the right of any Participant or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or beneficiary; and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment, or encumbrance.

          IN WITNESS WHEREOF, the Corporation has caused this First Amendment and Restatement of this Plan to be executed in its name and behalf effective January 1, 1989.

                                    DOW CORNING CORPORATION

                                    ______________________________
                                    By:  Richard A. Hazleton
                                    Its: Chairman of the Board and
                                         Chief Executive Officer

                            DOW CORNING CORPORATION

                      RESTATED SUPPLEMENTAL BENEFIT PLAN
                      ----------------------------------


                                  SCHEDULE A


          The benefits payable under this Plan shall equal the total retirement benefit calculated for each Participant by the Corporation, less the amount of the retirement benefit the Participant is eligible to receive under the ERP. The calculation of the total retirement benefit payable to a Participant shall include, but not be limited to, the following factors:

          a. The Participant's target bonus as compared to the target bonus for said Participant which is included in the calculation of the ERP benefit;

          b. The actual compensation of a Participant as compared to the maximum compensation for calculation of a retirement benefit set forth in
Section 401(a)(17) of the Code;

          c. The total retirement benefit otherwise payable to a Participant under the ERP as opposed to the maximum retirement benefit allowed by Section 415 (b) of the Code; and

          d. The amount of any additional retirement benefits determined by the Corporation to be payable to a Participant as a result of any early retirement, or other type retirement incentive plan which cannot be paid out of the ERP.

                            DOW CORNING CORPORATION

                      RESTATED SUPPLEMENTAL BENEFIT PLAN
                      ----------------------------------


                                  SCHEDULE B


          The options and modes of distribution offered under this Plan shall be identical to those offered under the ERP. Participant's selection of option or mode of payment under this Plan must be identical to the option or mode the Participant selected under the ERP.